Exhibit 10.72
IPO Option
AMENDMENT TO
STOCK OPTION AGREEMENT UNDER 2003 PLAN
     This Amendment, dated as of August ___, 2008, between ITC Holdings Corp. (the “Company”) and the undersigned (“Optionee”).
     WHEREAS, the Company and Optionee have entered into a stock option agreement (the “Agreement”) to document an option grant made to Optionee under the Company’s 2003 Amended and Restated Stock Purchase and Option Plan for Key Employees at the time of the Company’s initial public offering;
     WHEREAS, the Compensation Committee of the Company’s Board of Directors has authorized the Company to enter into an amendment to the Agreement on the terms set forth herein;
     WHEREAS, the Company and Optionee desire to amend the Agreement in accordance with Section 5.6 thereof;
     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Agreement and this Amendment, the parties hereby agree as follows:
     1. A new Section 1.8 is added to the Agreement, which shall read in its entirety as follows:
Section 1.8. — Retirement
     “Retirement” shall mean the termination of the Optionee’s employment, by the Company or by Optionee, on or after Optionee’s 65th birthday other than due to death, Permanent Disability or termination by the Company for Cause.
     2. The preamble to Section 3.1(a) of the Agreement is amended and restated in its entirety as follows:
     (a) So long as the Optionee continues to be employed by the Company or any of its Subsidiaries or Affiliates, or in the event Optionee’s employment terminates due to Retirement, the Option shall become exercisable pursuant to the following schedule:
     3. Paragraphs (b) and (c) of Section 3.1 of the Agreement are amended and restated in their entirety as follows:
     (b) Notwithstanding the foregoing, the Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to the Option (i) upon termination or employment due to death or Permanent Disability, or (ii) immediately prior to a Change of Ownership (but only to the extent such Option has not otherwise terminated or become exercisable). The Committee has irrevocably determined not to, and shall not (and shall not permit the Board to), exercise any right it may have under the Plan, including without limitation under such Section 9, to determine that the Option cannot be exercised after the occurrence of any of the events described in the first sentence of such Section 9 or that the vesting of the Option does not accelerate immediately prior to a Change of Ownership.
     (c) Notwithstanding the foregoing, the Option shall not become exercisable as to any additional shares of Common Stock (which does not otherwise become exercisable in accordance with Section 3.1(a) or (b) above) following the termination of employment of the Optionee for any reason other than Retirement, and any Option that is unexercisable as of the Optionee’s termination of employment, other than termination by reason of Retirement, shall be immediately cancelled without payment therefor. For the avoidance of doubt, if Optionee’s employment terminates due to Retirement, the Option shall continue to vest as if Optionee continued to be employed by the Company.
     4. Paragraph (f) of Section 3.2 of the Agreement is deleted in its entirety and paragraphs (c), (d) and (e) of Section 3.2 of the Agreement are amended and restated in their entirety as follows:
     (c) Immediately upon the date of the Optionee’s termination of employment, other than due to Retirement, by the Company or its Subsidiaries or Affiliates for Cause or by the Optionee without Good Reason; or
     (d) Ninety (90) days after the date of an Optionee’s termination of employment by the Company or any of its Subsidiaries or Affiliates without Cause prior to Optionee’s 65th birthday (for any reason other than as set forth in Section 3.2(b)) or by the Optionee for Good Reason and not due to Retirement (in either case unless earlier terminated as provided in Section 3.2(e) below); or
     (e) The date the Option is terminated pursuant Section 5 or 6 of the Management Stockholder’s Agreement.
     5. The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended through the date hereof, including without limitation this Amendment.
     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

ITC HOLDINGS CORP.

By:

Name:
Title:

(signature)

(print Optionee name)

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